As filed with the Securities and Exchange Commission on June 8, 2021
    Registration Nos. 333-195902 and 333-239544

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
POST-EFFECTIVE AMENDMENT TO

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E CORPORATION	California	94-3234914

77 BEALE STREET
P.O. BOX 770000
SAN FRANCISCO, California 94177
(Address of principal executive offices) (Zip Code)
(415) 973-1000
(Registrant’s telephone number, including area code)

PG&E CORPORATION 2014 LONG-TERM INCENTIVE PLAN
PG&E CORPORATION 2021 LONG-TERM INCENTIVE PLAN
(Full Title of the Plan)
______________________

Brian M. Wong
Vice President, Deputy General Counsel, and Corporate Secretary
77 Beale Street
P.O. Box 770000
San Francisco, California 94177
    (Name and Address of Agent For Service)
(415) 973-1000
    (Telephone Number, including area code, of agent for service)
______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

PG&E Corporation
☒	Large accelerated filer
☐	Non-accelerated filer
☐	Smaller reporting company
☐	Accelerated filer
☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

______________________

EXPLANATORY NOTE

PG&E Corporation (the “Registrant”) filed a registration statement on Form S-8 (File No. 333-195902) pertaining to the registration of 1,284,293 shares of the common stock, no par value per share (“Common Stock”), of the Registrant, issuable under the PG&E Corporation 2014 Long-Term Incentive Plan (the “2014 Plan”) which was filed with the Securities and Exchange Commission (the “SEC”) and became effective on May 12, 2014. The Registrant filed a registration statement on Form S-8 (File No. 333-239544) pertaining to the registration of 30,000,000 additional shares of Common Stock of the Registrant, issuable under the 2014 Plan, which was filed with the SEC and became effective on June 29, 2020 (collectively, the “Prior Registration Statements”).
At the 2021 Annual Meeting of Shareholders of the Registrant held on May 20, 2021, the shareholders of the Registrant approved the PG&E Corporation 2021 Long-Term Incentive Plan (the “2021 Plan”) to replace the 2014 Plan. After June 1, 2021 (the “Effective Date”), the 2014 Plan was terminated, and no additional awards will be made thereunder. The 2021 Plan provides for the issuance of 44,000,000 available shares of Common Stock. The 2021 Plan also provides that (i) the number of shares of Common Stock that remained available for new awards under the 2014 Plan as of the Effective Date and (ii) the number of shares of Common Stock subject to outstanding awards under the 2014 Plan that may become available for reuse under the 2021 Plan upon expiration, forfeiture, cancellation, termination, failure to vest, failure to be earned due to any performance goal that is not met, payment in cash, exchange by the participant or withholding by the Registrant to satisfy any withholding or tax payment obligations of the subject shares following the Effective Date, and that are eligible to be carried over to the 2021 Plan in accordance with its terms ((i) and (ii) collectively, the “2014 Plan Carry Forward Shares”) will be available for issuance pursuant to awards granted under the 2021 Plan.
Pursuant to Item 512(a)(1)(iii) of Regulation S-K and the Commission’s Compliance and Disclosure Interpretation 126.43, this Post-Effective Amendment to the Prior Registration Statements (the “Amended Registration Statement”) is filed to reflect that, as of the Effective Date, the previously registered 2014 Plan Carry Forward Shares may be issued under the 2021 Plan. This Amended Registration Statement amends and supplements the items contained in the Prior Registration Statements.
Contemporaneously with the filing of this Amended Registration Statement covering the 2014 Plan, the Registrant is filing a new Registration Statement on Form S-8 to register 44,000,000 new shares that are available for issuance pursuant to the 2021 Plan. No additional securities are being registered by this Amended Registration Statement.

TABLE OF CONTENTS

PART II
Item 3.    Incorporation of Documents by Reference    II-1
Item 4.    Description of Securities    II-1
Item 5.    Interests of Named Experts and Counsel    II-1
Item 6.    Indemnification of Directors and Officers    II-1
Item 7.    Exemption from Registration Claimed    II-2
Item 8.    Exhibits    II-2
Item 9.    Undertakings    II-3
SIGNATURES
EXHBIT 3.1 – Amended and Restated Articles of Incorporation of PG&E Corporation, effective as of May 29, 2002, as amended by the Amendment dated June 22, 2020 (incorporated herein by reference to PG&E Corporation’s Annual Report dated February 25, 2021 (File No. 1-12609))

EXHIBIT 3.2 – Bylaws of PG&E Corporation, Amended and Restated as of June 22, 2020 (incorporated herein by reference to PG&E Corporation’s Annual Report dated February 25, 2021 (File No. 1-12609))

EXHIBIT 5.1 – Opinion of Doreen Ludemann, Corporate Counsel to PG&E Corporation, with respect to Common Stock to be issued pursuant to the 2014 Plan (incorporated by reference to Exhibit 5 of the Registrant’s Registration Statement on Form S-8, filed with the Commission on May 12, 2014)

EXHIBIT 5.2 – Opinion of Brian M. Wong, Vice President, Deputy General Counsel, and Corporate Secretary for PG&E Corporation, with respect to Common Stock to be issued pursuant to the 2014 Plan (incorporated by reference to Exhibit 5.1 of the Registrant’s Registration Statement on Form S-8, filed with the Commission on June 30, 2020)

EXHIBIT 5.3 - Opinion of Brian M. Wong, Vice President, Deputy General Counsel, and Corporate Secretary for PG&E Corporation

EXHIBIT 10.1 - PG&E Corporation 2021 Long-Term Incentive Plan, effective as of June 1, 2021 (incorporated herein by reference to Appendix A to the Registrant’s Proxy Statement on Schedule 14A for its 2021 Annual Meeting of Shareholders filed April 8, 2021)

EXHIBIT 23.1 - Consent of Independent Registered Public Accounting Firm

EXHIBIT 23.2 – Consent of Doreen A. Ludemann (see Exhibit 5.1 above)

EXHIBIT 23.3 – Consent of Brian M. Wong (see Exhibit 5.2 above)

EXHIBIT 23.4 - Consent of Brian M. Wong (see Exhibit 5.1 above)

EXHIBIT 24.1 - Powers of Attorney

PART II
Information Required in the Registration Statement

Item 3.     Incorporation of Documents by Reference.

PG&E Corporation (the “Registrant”) hereby incorporates by reference into this Amended Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on March 8, 2021 (File No. 1-12609), pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
(b)Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the Commission on April 29, 2021;
(c)PG&E Corporation’s and Pacific Gas and Electric Company’s (the Utility’s) Current Reports on Form 8-K filed with the Commission on January 26, 2021, February 2, 2021, February 16, 2021, February 23, 2021, February 26, 2021, March 3, 2021, March 4, 2021, March 11, 2021, March 24, 2021, April 7, 2021, April 7, 2021, April 30, 2021, May 24, 2021, May 24, 2021, and June 3, 2021; and
(d)The description of PG&E Corporation’s Common Stock contained in Exhibit 4.46A to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on February 25, 2021, including any other amendments or reports filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Amended Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Amended Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Unless expressly incorporated into this Amended Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Amended Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Amended Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.     Description of Securities.
Not applicable.
Item 5.     Interests of Named Experts and Counsel.
The legality of the Common Stock to be offered hereby will be passed upon by Brian M. Wong, Vice President, Deputy General Counsel, and Corporate Secretary for PG&E Corporation. Mr. Wong owns, or may have the right to acquire, shares of PG&E Corporation Common Stock.
Item 6.     Indemnification of Directors and Officers.
The Registrant is a California corporation. Section 317 of the California Corporations Code provides for indemnification of a corporation’s directors and officers under certain circumstances. The Registrant’s articles of incorporation authorize the Registrant to provide indemnification of any person who is or was a director, officer, employee or other agent of the Registrant, or is or was serving at the Registrant’s request as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Registrant or of another enterprise at the request of the predecessor corporation through its bylaws, resolutions of the Registrant’s board of directors, agreements with agents, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code. The Registrant’s articles of incorporation also eliminate the liability of its directors to the fullest extent permissible by California law.
The Registrant’s Board of Directors has adopted a resolution regarding the Registrant’s policy of indemnification, and the Registrant maintains insurance that insures directors and officers of the Registrant against certain liabilities.
In addition, the Registrant has entered into indemnity agreements with most of its current directors and executive officers. These agreements provide for the indemnification of directors and executive officers for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were agents of the Registrant.
Item 7.     Exemption from Registration Claimed.
Not applicable.
Item 8.     Exhibits.

Exhibit
Number	Exhibit Description

3.1
Amended and Restated Articles of Incorporation of PG&E Corporation, effective as of May 29, 2002, as amended by the Amendment dated June 22, 2020 (incorporated herein by reference to PG&E Corporation’s Annual Report dated February 25, 2021 (File No. 1-12609) Exhibit 3.1)

3.2	Bylaws of PG&E Corporation, Amended and Restated as of June 22, 2020 (incorporated herein by reference to PG&E Corporation’s Annual Report dated February 25, 2021 (File No. 1-12609) Exhibit 3.2)

5.1
Opinion of Doreen Ludemann, Corporate Counsel for PG&E Corporation (incorporated by reference to Exhibit 5 of the Registrant’s Registration Statement on Form S-8, filed with the Commission on May 12, 2014)

5.2
Opinion of Brian M. Wong, Vice President, Deputy General Counsel, and Corporate Secretary for PG&E Corporation (incorporated by reference to Exhibit 5.1 of the Registrant’s Registration Statement on Form S-8, filed with the Commission on June 30, 2020)

5.3	Opinion of Brian M. Wong, Vice President, Deputy General Counsel, and Corporate Secretary for PG&E Corporation, provided herewith

10.35
PG&E Corporation 2021 Long-Term Incentive Plan, effective as of June 1, 2021 (incorporated herein by reference to Appendix A to the Registrant’s Proxy Statement on Schedule 14A for its 2021 Annual Meeting of Shareholders filed April 8, 2021)

23.1	Consent of Independent Registered Public Accounting Firm, provided herewith

23.2	Consent of Doreen Ludemann (see Exhibit 5.1 above)

23.3	Consent of Brian M. Wong (see Exhibit 5.2 above)

23.4	Consent of Brian M. Wong (see Exhibit 5.3 above)

24.1	Powers of Attorney, provided herewith

Item 9.     Undertakings.
A.     The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Amended Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Amended Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Amended Registration Statement — notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Amended Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Amended Registration Statement or any material change to such information in the Amended Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Amended Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B.     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Amended Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, State of California, on June 2, 2021.

PG&E CORPORATION (Registrant)

* PATRICIA K. POPPE
Patricia K. Poppe

By:	Chief Executive Officer

Date:	June 8, 2021

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

* PATRICIA K. POPPE	Chief Executive Officer (Principal Executive Officer)	June 8, 2021
Patricia K. Poppe

* CHRISTOPHER A. FOSTER	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 8, 2021
Christopher A. Foster

* DAVID S. THOMASON	Vice President and Controller (Principal Accounting Officer)	June 8, 2021
David S. Thomason

* RAJAT BAHRI	Director	June 8, 2021
Rajat Bahri

* CHERYL F. CAMPBELL	Director	June 8, 2021
Cheryl F. Campbell

* KERRY W. COOPER	Director	June 8, 2021
Kerry W. Cooper

* JESSICA L. DENECOUR	Director	June 8, 2021
Jessica L. Denecour

* MARK E. FERGUSON III	Director	June 8, 2021
Mark E. Ferguson III

* ROBERT C. FLEXON	Director Chair of Board	June 8, 2021
Robert C. Flexon

* W. CRAIG FUGATE	Director	June 8, 2021
W. Craig Fugate

* ARNO L. HARRIS	Director	June 8, 2021
Arno L. Harris

* MICHAEL R. NIGGLI	Director	June 8, 2021
Michael R. Niggli

* PATRICIA K. POPPE	Director	June 8, 2021
Patricia K. Poppe

* WILLIAM L. SMITH	Director	June 8, 2021
William L. Smith

* OLUWADARA J. TRESEDER	Director	June 8, 2021
Oluwadara J. Treseder

* BENJAMIN F. WILSON	Director	June 8, 2021
Benjamin F. Wilson

* By: /s/ BRIAN M. WONG		June 8, 2021
Brian M. Wong
Attorney-in-Fact